UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8585 East Hartford Drive, Suite 400, Scottsdale, Arizona 85255

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 505-4040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 15, 2005, the Company completed a financing transaction, which has provided the Company with $800,000 in funding. In consideration for the financing, the Company has issued promissory notes at an original issue discount of thirty-three and one-third (33.3%) percent. The term of the notes is two years, with an optional extension of one year at the option of the investor. The annual interest rate on the notes is 15% of the face value and is payable monthly.

     On July 20, 2005, the Company issued a press release announcing the terms of the financing transaction. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number

99.1	Press release from GoldSpring, Inc. dated July 20, 2005 titled “GoldSpring, Inc. Closes Financing Transaction.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005	GOLDSPRING, INC.

	By:	/s/ Robert T. Faber

Robert T. Faber
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

99.1	Press release from GoldSpring, Inc. dated July 20, 2005 titled “GoldSpring, Inc. Closes Financing Transaction.”

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